UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 23, 2020

Kannalife, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-55657	46-2645343
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3805 Old Easton Road

Doylestown, PA 18902

(Address of Principal Executive Offices)

(858) 883-2642

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement.

On June 23, 2020, Kannalife, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement, dated as of June 19, 2020 (the “Purchase Agreement”), with an accredited investor (the “Investor”) pursuant to which the Investor purchased a 12% convertible promissory note in the principal amount of $150,000 from the Company (the “Note”). The Note matures on June 19, 2021 (the “Maturity Date”), and all closings occurred following the satisfaction of customary closing conditions.

The purchase price for the Note was $150,000, less $20,750 in transaction-related, broker, legal and due diligence expenses. As a result, net proceeds to the Company from the Note totaled $129,250.

The Note bears interest at a rate of twelve percent (12%) per annum (the “Interest Rate”), where the interest on the Note starts to accrue as of the date of the Note. A lump-sum interest payment for one (1) year is immediately due, but such interest payment has been added to the principal balance of the Note and is payable on the Maturity Date or upon acceleration or by prepayment of the Note. Principal payments on the Note shall be made in six (6) installments, each in the amount of $25,000, starting on December 19, 2020, and continuing thereafter each thirty (30) days for five (5) months. Notwithstanding the foregoing, the final payment of principal and accrued and unpaid interest shall be due on the Maturity Date. Any amount of principal or interest on the Note that is not paid when due shall bear interest at the rate of the lesser of (i) twenty-four percent (24%) per annum, and (ii) the maximum amount permitted under law from the due date thereof until such amount is paid.

The Investor is entitled to, at its option, convert all or any amount of the principal amount and any accrued but unpaid interest of the Note into shares of the Company’s common stock (the “Common Stock”), at any time upon an Event of Default (as defined in the Note), at a conversion price for each share of Common Stock equal to the lesser of (i) the lowest trading price during the previous five (5) trading day period ending on the latest complete trading day prior to the date of the Note, or (ii) the Variable Conversion Price (as defined below), subject to certain equitable adjustments.

“Variable Conversion Price” means the Market Price.

“Market Price” means the volume weighted average price (“VWAP”) for the Common Stock during the five (5) trading day period ending on the latest complete trading day prior to the Conversion Date (as defined in the Note), as reported on the OTC Pink, OTCQB or applicable trading market or as reported by a reliable reporting service designated by the Investor, or, if the OTC Pink is not the principal trading market for such security, as reported on the principal securities exchange or trading market where such security is listed or traded or, if no VWAP of such security is available in any of the foregoing manners, the average of the trading prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc.

Provided that an Event of Default has not occurred, and the Investor provides written consent to the Company with respect to the Company’s prepayment of the Note at the time of such prepayment, the Company may prepay the amounts outstanding under the Note by making a payment to the Investor. In the event that the Company notifies the Investor of its intention to prepay the Note and fails to do so within two (2) business days of such notification, the Company shall forever forfeit its right to request a prepayment of the Note from the Investor.

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In connection with the Note, the Company, the Investor, and the Company’s transfer agent entered into an irrevocable transfer agent letter (the “Transfer Agent Letter”). The Transfer Agent Letter provides that the Company shall initially reserve 3,461,546 shares of Common Stock (the “Reserved Amount”), free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of the Note. Upon full conversion of the Note, any shares remaining in such reserve shall be released from said reserve. The Company will, from time to time, increase the Reserved Amount in accordance with the Company’s obligations under the Note.

Pursuant to the terms of the Purchase Agreement, for so long as the Investor owns any shares of Common Stock issued upon conversion of the Note (the “Conversion Shares”), the Company covenants to secure and maintain the listing and/or quotation of such shares of Common Stock. The Company is also subject to certain customary negative covenants under the Note and the Purchase Agreement, including but not limited to the requirement to maintain its corporate existence and assets, subject to certain exceptions.

The Note contains certain representations, warranties, covenants and Events of Default including if the Company is delinquent in its periodic report filings with the Securities and Exchange Commission and increases in the amount of the principal and interest rates under the Note in the event of such defaults. In the Event of Default, the Note shall immediately and automatically become due and payable. In connection with the Note, the Company executed an affidavit of confession of judgment to secure the principal and interest therein which shall not be filed or entered into any court unless and until the Company defaults under the Note.

Furthermore, in connection with the Purchase Agreement and the Note, the Company issued two common stock purchase warrants each to purchase 115,385 shares of the Company’s common stock at $1.30 per share (collectively, the “Warrants”) which may be exercised by cashless exercise, exercisable for a period of five years.

Any shares to be issued pursuant to any conversion of the Note or exercise of the Warrants shall be issued pursuant to an exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”) provided in Section 4(a)(2) of the Securities Act.

The Company intends to use the proceeds from the Note for general working capital purposes.

The foregoing descriptions of the Purchase Agreement, the Note, the Transfer Agent Letter and the Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, the Note, the Transfer Agent Letter, and the Warrants, the forms of which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4 respectively, hereto.

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Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the Investor and the Company; and (f) the recipient of the securities is an accredited investor.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of Convertible Promissory Note
10.3	Form of Irrevocable Transfer Agent Letter
10.4	Form of Warrants

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kannalife, Inc.

Dated: June 29, 2020	By:	/s/ Dean Petkanas
Dean Petkanas
Chief Executive Officer and Chairman

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